Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-42736) on Form S-8 of H&R Block, Inc. of our report dated September 10, 2004 relating to the 2004 and 2003 financial statements of the H&R Block, Inc. 2000 Employee Stock Purchase Plan, which report appears in the June 30, 2004 annual report on Form 11-K of the H&R Block, Inc. 2000 Employee Stock Purchase Plan.

/s/ KPMG LLP

Kansas City, Missouri
September 22, 2004